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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2012

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02	Appointment of Certain Officers.

On March 5, 2013, the Board of Directors of Nortek, Inc. (“Nortek” or the “Company”) appointed Donald W. Reilly, 53, as the Company's Vice President-Corporate Controller and Chief Accounting Officer. Prior to being appointed to this role, Mr. Reilly served as Nortek's Vice President-Corporate Controller since joining the Company in 2011. Mr. Reilly has over 30 years of diversified experience in manufacturing, technology, financial services and a variety of specialized industries. Prior to joining Nortek, Mr. Reilly served as Chief Financial Officer for Evergreen Solar Inc. from January 2011 until November 2011 and Vice President and Chief Financial Officer of GTECH Corporation from 2007 until 2010. During his career, Mr. Reilly has held senior level roles with GTECH Corporation, Amtrol, Inc., A.T. Cross Company and Ernst & Young LLP. Mr. Reilly is a certified public accountant and a graduate of Providence College.

There is no arrangement or understanding between Mr. Reilly and any other person pursuant to which Mr. Reilly was elected as an officer of the Company. There are no transactions in which Mr. Reilly has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

Prior to Mr. Reilly's appointment, the role of Chief Accounting Officer was fulfilled by the Company's Chief Financial Officer, Almon C. Hall, who will continue to act as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Senior Vice President and Treasurer

Date: March 11, 2013